Exhibit 11.1

                                   OUR [GRAPHIC OMITTED]
                                        business
                                   principles

                                        [logo] Telefonica
                                                ----------

[GRAPHIC OMITTED]

                    Our Business Principles inspire and define the way we carry out our activities.

                    All employees should apply our Business Principles in all
                    their activities.

               our business principles

                    By complying with these principles, we build our
                    reputation; secure the trust of our stakeholders; and
                    maximise long-term value for our shareholders and society
                    at large.

                    We expect our business partners and suppliers to apply
                    standards similar to our principles.

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[GRAPHIC OMITTED]

Dear colleagues,

The Telefonica Group (Telefonica) has been through major changes in the last few years. We have seen unprecedented growth in our company and added many new customers, employees, suppliers and other partners to our team. So this is a good time to clarify and reinforce our commitment to the highest ethical standards - our Business Principles - in all our activities, and to promote trust as our Company's core value.

Being part of Telefonica involves a commitment to protect the quality and reputation of our brand. The decisions and actions taken by each of us are the foundations on which our reputation is built. They affect the trust that stakeholders place in us. Complying with our Business Principles helps us to act and take decisions with integrity and professionalism, including in the way we design and implement our procedures and working methods, and in how we interact with our customers, shareholders, employees, suppliers and society as a whole. Therefore, it is essential that all Telefonica employees apply the
Business Principles both to the spirit and the letter, in their every day activities.

introduction

                    We can face difficult situations in our work, and our
                    Business Principles will guide us to make ethical decisions
[GRAPHIC OMITTED]   and behave appropriately. It is impossible to describe all the ethical dilemmas that we may face, so our Business
                    Principles training course is intended to strengthen
                    understanding as well as reinforce the commitment to our
                    ethical standards and core values. [GRAPHIC OMITTED]

Our Business Principles apply at all times to all our employees and the company as a whole. Also, because the activities of our suppliers and contractors can affect our reputation, we expect and encourage them to meet similar ethical standards.

Guidance is available from the Telefonica Business Principles Office, which can clarify doubts as well as examine and resolve claims that we are not living up to our Business Principles.

I want to thank you in advance for your commitment to our Business Principles.
They are a key part of achieving our vision of enhancing people's lives and the performance of businesses, as well as the progress of the communities in which we operate. We aim to achieve that vision by delivering innovative services through information and communication technologies.

Best regards,

                                          /s/[GRAPHIC OMITTED]
                                          Cesar Alierta
                                          Executive Chairman, Telefonica S.A.

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visions

We want to enhance people's lives, the performance of businesses and the progress of the communities where we operate, by delivering innovative solutions based on information and communication technologies.

We continually strive to:

 []   Offer to our employees the best place to work, attract
      and retain the best talent and provide the best career-
      development opportunities.

 []   Put customers' needs at the heart of everything we do,
      so that they get maximum satisfaction from our services
      and solutions.

 []  Provide our shareholders with the best combination of
     growth and returns in the industry.

 []  Drive technological, economic and social development in the communities where we operate, combining our
     ambition to be a global and efficient company with the
     aim of satisfying the requirements of each local market.

 []  Be innovative, competitive, open, committed and trusted

 []  in everything we do.

Spirit of

     Progress

values

 []  Innovative

     We translate technology into something that is easy to use and understand.
     Innovation is a constant source of inspiration to everything we do, as much in our services as in our management systems; enabling us to anticipate market trends and customers' expectations.

 []  Competitive

     Innovation helps us to be more competitive. We set high standards and constantly strive to perform beyond expectations and exceed our limits.
     Our ambition is to be a world leader in telecommunications. We aim to stretch boundaries and to persevere in achieving excellence.

 []  Open

     We perform in a way that is clear, open and accessible. Our key strength is listening and engaging in dialogue with all our stakeholders. We are proactive in our local communities and aim to respect and learn from the local cultural and social context in the communities in which we operate.

 []  Committed

     We deliver on our promises, do what we say we will do, and we acknowledge that the process of achieving this is as important as the result itself.

 []  Trusted

     We can be trusted only if, through our actions, we deserve that trust. By acting responsibly, we can differentiate ourselves, ensure our competitiveness and leadership, and cement our relations with all our stakeholders, thereby earning their trust. Our aim is to earn everybody's trust.

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general

     principles

honesty and trust

[]   We will be honest and trustworthy in all our dealings, and keep the commitments we make.

[]   We will protect the confidentiality of company, employee, shareholder, supplier and customer information.

respect for the law

[]   We will comply with all applicable national or international laws, rules and regulatory obligations, as well as our internal policies and procedures.

[]   We will provide full, fair, accurate, timely and understandable disclosure in reports and other documents we file with the relevant Securities
     Markets Regulators and in our other public communications.

[]   We will compete fairly in our markets. We believe that consumers and society in general benefit from open and free markets.

bribery and anti-corruption

[]   We will never seek, offer or accept gifts, hospitality, bribes or other inducements to reward or encourage a decision.

[]   We will avoid or declare conflicts of interest that may lead to divided personal loyalties.

[]   We will behave with integrity and not seek gain for ourselves or for a third party by misusing our position or contacts within Telefonica.

[]   As a corporate entity, we will act with absolute political neutrality. We will abstain from any direct or indirect participation that could be interpreted as taking a position in favour of or against legitimate political parties. In particular, we will not make donations of any type, whether in cash or in kind, in support of political parties, organisations, factions, movements, or public or private entities whose activities are clearly linked with political activity.

human rights

 []  We will respect the principles of the UN Universal Declaration of Human
     Rights and the International Labour Organisation's declarations.

 []  We will foster equal opportunity and will treat everyone fairly, impartially and without prejudice, regardless of race, colour, nationality, ethnic or national origins, religion or religious affiliation, gender, gender status, sexual orientation, marital status, age, disability or caring responsibilities.

Our principles
define our ethical conduct in everything we do

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    our
     employees
          can trust
               us

professional development

[]   We will communicate our goals and strategies to our employees, to foster their commitment to and enthusiasm for achieving our vision.

[]   We will encourage the professional and personal growth of our employees, supporting the development of their skills and competences.

[]   We will ensure that policies on selecting, hiring, training and internally promoting employees are based on clear criteria relating to skills, competencies and merit.

[]   We will inform employees how their work will be appraised and expect them to participate positively in appraisals in order to improve their work, initiative and dedication.

compensation

[]   We will offer our employees fair and just compensation in the context of the labour markets where we operate.

human rights

[]   We will not use any form of forced or child labour, nor will we tolerate any type of direct or indirect threat, coercion, abuse, violence or harassment in our working environment.

[]   We will respect our employees' right to join the labour union of their choice and will not tolerate any type of retaliatory or hostile action towards employees who take part in union activities.

health and safety

[]   We will provide our employees and partners with a safe working environment. We will establish suitable mechanisms to avoid workplace accidents, injuries or diseases associated with our work activity through strict compliance with all relevant regulations and the preventive management of workplace hazards.

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our
     customers
          can trust
               us

professional development

[]   We will provide our customers with high-quality, innovative, reliable products and services at a fair price.

[]   We will verify and ensure that our products, and those that we distribute, comply with manufacturing standards on safety and quality . We will disclose and resolve any instances in which health risks are detected.

communications
and advertising

     We will always provide truthful, helpful and accurate information when marketing our products and services. We will make sure our products meet all advertised and required specifications.

     If our customers are dissatisfied with our products or services, we will provide them with the information and contact details necessary to make a complaint, should they wish to do so.

  our
     shareholders
        can trust
           us

corporate governance

[]   We will manage the Company in accordance with the highest standards of corporate governance and best practice.

value creation and transparency

[]   We will manage the company with the aim of creating value for our shareholders.

[]   We undertake to provide all relevant information for their investment decisions. We will do this promptly in a non-discriminatory way.

internal controls and risks

[]   We will ensure that appropriate controls are in place to assess and manage the risks to our business, our people and our reputation.

[]   We will ensure that business, financial and accounting records are prepared accurately and reliably.

[]   We will cooperate with our internal and external auditors or any official inspection authority.

company assets

[]   We will preserve, safeguard and use our physical, financial and intellectual assets efficiently and for the business purposes for which they are made available.

[]   We will not tolerate any use of our computers that could damage Company assets or reduce workers' productivity; nor illicit, illegal, or fraudulent activities that could threaten our reputation.

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  our
     communities
       can trust
          us

development of society

[]   We will contribute to the social, technological and economic development of the countries where we operate. We will do this by investing in telecommunications infrastructure, generating employment opportunities, and developing products and services that contribute to the development of society.

[]   Through our skills, products and services, we will seek to work in partnership with civic, community and charitable groups and in public initiatives that aim to bridge social divides in the regions where we operate.

environment

[]   We will be committed to sustainable development and environmental protection by minimising the impact of our operations on the environment.

conflicts of interest

[]   We will establish controls in our procurement processes to manage situations in which a person with a material financial interest (whether through employment, investment, contract or otherwise) in a supplier or potential supplier is likely to be directly or indirectly involved in a procurement process or decision relating to that supplier.

fairness
and transparency

[]   We will guarantee transparent and equal opportunities for our suppliers, fostering competition whenever it is possible.

[]   We will adhere to strict procurement procedures to ensure we receive services and products under the best possible conditions and will award business solely on merit.

responsibility
in the supply chain

[]   We will require our suppliers to meet similar ethical standards in their businesses and to comply with existing legislation and regulations in each country where they operate.

[]   We will fulfil our payment commitments to our suppliers.

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Compliance responsibilities

 Every Manager is responsible for:

[]   Communicating our Business Principles to their teams.     [GRAPHIC OMITTED]

[]   Leading by example in ensuring compliance with these principles.

[]   Guiding their teams on the ethical dilemmas that they may face.

[]   Rectifying any failure in the observance of our Business Principles.

[]   Providing proper and timely procedures to ensure compliance for their area of responsibility.

[]   Informing the Business Principles Office of processes or actions that may lead to non-compliance with our Business Principles.

business principles
     in business

Every employee is responsible for:

[]   Understanding our Business Principles, and for acting and taking decisions in accordance with them and related policies. They must also notify in an appropriate way the Telefonica Business Principles Office about processes or actions that may lead to non-compliance with our Business Principles.

[]   Failure to conduct business in line with our Business Principles and associated policies could lead to the disciplinary actions set out in our internal policies.

The Telefonica Business Principles
     website provides further details that support managers and employees in carrying out their responsibilities

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Seeking advice

If you're unsure whether an action or decision would comply with our Business
Principles, you should consider:

[]   Whether the proposed action or decision is legal.

[]   Whether you are authorised to take the action or decision.

[]   How it would look in tomorrow morning's newspaper.

[]   Whether it may breach Telefonica's commitment to integrity and other relevant company policies.

In case of doubt about how to act, employees should agree the action or decision with their line manager, where necessary referring to the Business
Principles website, which includes:

[]   Contact details for advise lines.

[]   Frequently ask questions.

[]   Access to training courses.

And which enables you to:

[]   More copies of this leaflet.

[]   A contributions and suggestions channel for future updates to this leaflet.

As a last resort, employees can seek guidance from the Telefonica Business
Principles Office.

Confidential help

Every employee has a responsibility to ask questions, seek guidance, and express concerns, if they have any, regarding compliance with our Business
Principles and related policies. This is especially so if they suspect that our
Business Principles or policies are not being followed or if there seem to be gaps in those policies.

The confidential help facility is available on the intranet to employees, and on the internet for suppliers and other stakeholders.

You may report concerns in person or anonymously. However, telling us who you are, and giving as much information as you can, may enable us to investigate the issue more thoroughly.

If you wish to seek advice or report an incident, you will be treated with dignity and respect according to the following principles:

[]   Confidentiality: We will handle communications confidentially.

[]   Thoroughness: We will investigate complaints or allegations about possible breaches of our Business Principles thoroughly to find the truth.

[]   Respect: We will respect the rights of those allegedly involved in possible breaches. Likewise, and before coming to any conclusions, we will offer the employees involved the opportunity to explain the matter as they think appropriate.

[]   Reasoning: Any decisions we take will be reasoned, proportionate and appropriate.

We expect our people to act with professionalism and the highest standards of integrity. Use of the confidential help facility should be consistent with these standards.

                    businessprinciplesoffice@telefonica.es

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About this leaflet

Our Business Principles have been drafted with input from our stakeholders, including employees, representative groups, customers, suppliers, local communities and shareholders.

If you would like to contribute to the review of the leaflet, use the contact details on the Business Principles website.

Business Principles Office

Complying with our Business Principles helps us to act and take decisions with integrity and professionalism. The
Company will devote the necessary resources to ensure compliance with them.

The Telefonica Business Principles Office has been established to:

[]   Communicate our Business Principles throughout Telefonica, including preparing documents, training materials and presentations.

[]   Review processes and controls to ensure they are proportionate and appropriate for ensuring compliance with our Business Principles and best-practice standards.

[]   Examine and respond to queries, complaints or allegations raised by employees, suppliers or partners.

[]   Identify and develop appropriate corporate policies to apply and fulfil our Business Principles.

     Contact us at:

                    businessprinciplesoffice@telefonica.es

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                                             Contact us at:

                     businessprinciplesoffice@telefonica.es

                                  Telefonica
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